As filed with the Securities and Exchange Commission on June 5, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-0405
_____________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

VERIDIAN CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	7373	54-1387657
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
_____________________
1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202
(703) 575-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
David H. Langstaff
President and Chief Executive Officer
Veridian Corporation
1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202
(703) 575-3100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________
Copies to:

James V. Baird	William J. Whelan, III
Andrews & Kurth L.L.P.	Cravath, Swain & Moore
600 Travis Street, Suite 4200	Worldwide Plaza, 825 Eighth Avenue
Houston, Texas 77002	New York, New York 10019
Telephone: (713) 220-4200	Telephone: (212) 474-1000
Fax: (713) 220-4285	Fax: (212) 474-3700

_____________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-83792
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Registration
of Securities to be registered	registered (1)	Per Share	Price (2)	Fee

Common Stock, par value $0.0001	1,150,000	$16.00	$18,400,000	$1,693 (3)

(1)  Includes 150,000 shares issuable upon exercise of the underwriters’ over-allotment option.
(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)  The registrant previously paid registration fees, in aggregate, of $41,825. The amount of the registration fee for Registration No. 333-83792 was $22,483.

_____________________

     This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-83792) filed by Veridian Corporation with the Securities and Exchange Commission on March 6, 2002, as amended, which was declared effective by the Commission on June 4, 2002, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

     All exhibits filed with or incorporated by reference in Registration Statement No. 333-83792 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P.
23.1	Consent of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. (included in Exhibit 5.1)
23.2	Independent Auditors’ Report and Consent of KPMG LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Block, Plant, Eisner, Fiorito, and Belak-Berger.
24.1	Power of Attorney for Michael A. Bell.*
24.2	Power of Attorney for Dr. Joel S. Birnbaum.*
24.3	Power of Attorney for James J. Kozlowski.*
24.4	Power of Attorney for Lynn Amato Madonna.*
24.5	Power of Attorney for Dr. Sally K. Ride.*
24.6	Power of Attorney for Charles J. Simons.*
24.7	Power of Attorney for Russell P. Fradin.*

*	Incorporated by reference from the Registration Statement on Form S-1 of Veridian Corporation (Registration No. 333-83792), as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on June 4, 2002.

VERIDIAN CORPORATION

By: /S/ DAVID H. LANGSTAFF David H. Langstaff President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2002.

Signature	Title

/S/ DR. JOSEPH P. ALLEN, IV	Chairman of the Board of Directors

Dr. Joseph P. Allen, IV

/S/ DAVID H. LANGSTAFF	President, Chief Executive Officer and Vice Chairman
of the Board of Directors (Principal Executive Officer)
David H. Langstaff

/S/ JAMES P. ALLEN	Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
James P. Allen

*	Director

Michael A. Bell

*	Director

Dr. Joel S. Birnbaum

*	Director

Russell P. Fradin

*	Director

James J. Kozlowski

*	Director

Lynn Amato Madonna

*	Director

Dr. Sally K. Ride

*	Director

Charles J. Simons

*By: /S/ JERALD S. HOWE, JR

Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P.
23.1	Consent of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P. (included in Exhibit 5.1)
23.2	Independent Auditors’ Report and Consent of KPMG LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Block, Plant, Eisner, Fiorito, and Belak-Berger.
24.1	Power of Attorney for Michael A. Bell.*
24.2	Power of Attorney for Dr. Joel S. Birnbaum.*
24.3	Power of Attorney for James J. Kozlowski.*
24.4	Power of Attorney for Lynn Amato Madonna.*
24.5	Power of Attorney for Dr. Sally K. Ride.*
24.6	Power of Attorney for Charles J. Simons.*
24.7	Power of Attorney for Russell P. Fradin.*

*	Incorporated by reference from the Registration Statement on Form S-1 of Veridian Corporation (Registration No. 333-83792), as amended.